Exhibit 2





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89891) pertaining to the Atlantic American Corporation 401(k) Retirement Savings Plan of our report dated May 18, 2005, with respect to the financial statements and schedule of Atlantic American Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.




                                          GIFFORD, HILLEGASS & INGWERSEN, L.L.P.


Atlanta, Georgia
June 23, 2005